Exhibit 99.1

News Release

Media Contacts:	Doug Kline Sempra Energy (877) 866-2066 www.sempra.com

Analysts Contacts:	Dennis Arriola/Karen Sedgwick Sempra Energy (877) 736-7727

SEMPRA ENERGY REPORTS
SECOND-QUARTER 2004 EARNINGS

  Electric-Generation, Energy--Trading Units Lead Solid Performance in Quarter
  Company on Track to Meet 2004 Earnings Guidance of $2.90 to $3.10 per Share

SAN DIEGO, Aug. 5, 2004 -- Sempra Energy today reported unaudited second-quarter 2004 earnings of $121 million, or $0.52 per diluted share, compared with $116 million, or $0.55 per diluted share, for the same period of 2003.

For the first six months of 2004, Sempra Energy's earnings increased 56 percent to $318 million, or $1.37 per diluted share, from $204 million, or $0.98 per diluted share, during the first six months of 2003. Net income for Sempra Energy Resources and Sempra Energy Trading more than doubled during the first half of 2004 to a combined $158 million from $60 million during the same period last year.

"With our electric-generation and energy-trading businesses performing significantly better than last year, plus the continued solid results of our California utilities, Sempra Energy is on track to meet our 2004 earnings guidance of $2.90 to $3.10 per share," said Stephen L. Baum, chairman and chief executive officer of Sempra Energy. "We also are moving forward with our liquefied natural gas (LNG) business. Site preparation will begin this month on Sempra Energy LNG's Mexican LNG receipt terminal, Energía Costa Azul, and we are finalizing the supply agreement."

In June, Sempra Energy raised its 2004 earnings guidance to $2.90 to $3.10 per share from $2.70 to $2.90 per share to reflect the company's improved business outlook.

Sempra Energy's second-quarter 2004 net income rose on higher profits at Sempra Energy Resources, Sempra Energy Trading and Southern California Gas Co. (SoCalGas), but earnings per share were affected by a greater number of common shares outstanding.

Second-quarter 2004 earnings included an $8 million loss related to the discontinuance of Atlantic Electric & Gas, a U.K.-based energy marketer, which was sold in April 2004. The first six months of 2004 included a loss of $32 million related to the discontinued operations Atlantic Electric & Gas.

Revenues for Sempra Energy were $2 billion in the second quarter 2004, compared with $1.8 billion in the year-ago quarter, due primarily to increased power sales by Sempra Energy Resources. For the first half of the year, Sempra Energy's revenues increased to $4.4 billion in 2004 from $3.8 billion in 2003.

OPERATING HIGHLIGHTS
Sempra Energy Utilities

Net income for SoCalGas rose to $50 million during the second quarter 2004 from $37 million in the year-earlier period, due to higher operating revenues.

Net income for San Diego Gas & Electric (SDG&E) in the second quarter 2004 was $30 million, compared with $41 million in last year's second quarter. The decrease primarily stemmed from the elimination of SDG&E's revenue incentive mechanism for the San Onofre Nuclear Generating Station, in which the utility holds a 20-percent ownership stake.

During the quarter, SDG&E received approval from the California Public Utilities Commission for its regional energy reliability plan. Under the approved plan, SDG&E will acquire a new 550-megawatt (MW), natural gas-fired power plant -- called Palomar Energy -- being developed in Escondido, Calif., by sister company Sempra Energy Resources. Construction on Palomar Energy, which began last month, is expected to be completed in 2006. The utility also will contract for renewable energy resources and plans to enter into a 10-year power-purchase agreement for up to 570 MW of electricity.

Sempra Energy Trading

On the strength of increased profitability of its petroleum and metals trading operations, Sempra Energy Trading's net income increased to $40 million during the second quarter 2004 from $35 million in the same period last year. Through the first half of 2004, Sempra Energy Trading's net income totaled $99 million, compared with $45 million in net income during the first six months of 2003.

During the quarter, Sempra Energy Trading completed a $1 billion, two-year committed credit facility to help finance its global operations.

Sempra Energy Resources

Sempra Energy Resources reported sharply higher net income of $22 million in the second quarter 2004, up from $5 million in the second quarter last year. The rise in net income was due to increased power sales from several new power plants that were put into full operation during the past year.

In the second quarter 2004, Sempra Energy Resources delivered nearly 3.9 million megawatt-hours of power under contracted agreements. The company expects to deliver substantially more power during the second half of 2004.

Last month, a subsidiary of Sempra Energy Resources assumed management of Coleto Creek Power Station, a 632-MW coal-fired Texas power plant, and eight other Texas power plants jointly acquired on a 50-50 basis from American Electric Power by Sempra Energy Partners and Carlyle/Riverstone. The $430 million acquisition, which was completed July 1, 2004, was substantially project-financed. Sempra Energy's share of equity in the transaction was $53 million.

Sempra Energy International and Sempra Energy LNG

Net income for Sempra Energy International and Sempra Energy LNG, on a combined basis, was $15 million in this year's second quarter, versus $18 million in the second quarter 2003. Tax reserves and increased development costs were offset partially by improved results in the company's Mexican operations and by the sale of a portion of the common stock in its jointly owned Luz del Sur unit in Peru.

Internet Broadcast

Sempra Energy will broadcast a live discussion of its earnings results over the Internet today at 1 p.m. EDT with key company executives. Access is available by logging onto the Web site at www.sempra.com. For those unable to log onto the live Webcast, the teleconference will be available on replay a few hours after its conclusion by dialing (706) 645-9291 and entering the passcode, 8752753.

Sempra Energy (NYSE: SRE), based in San Diego, is a Fortune 500 energy services holding company with 2003 revenues of $7.9 billion. The Sempra Energy companies' nearly 13,000 employees serve more than 10 million customers in the United States, Europe, Canada, Mexico, South America and Asia.

###

This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  When the company uses words like "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "would," "should" or similar expressions, or when the company discusses its strategy or plans, the company is making forward-looking statements.  Forward-looking statements are not guarantees of performance.  They involve risks, uncertainties and assumptions.  Future results may differ materially from those expressed in the forward-looking statements.  Forward-looking statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others: national, international, regional and local economic, competitive, political, legislative and regulatory conditions and developments; actions by the California Public Utilities Commission, the California State Legislature, the California Department of Water Resources and the Federal Energy Regulatory Commission; capital market conditions, inflation rates and interest rates; energy and trading markets, including the timing and extent of changes in commodity prices; weather conditions; business, regulatory and legal decisions; the pace of deregulation of retail natural gas and electricity delivery; the timing and success of business development efforts; and other uncertainties, all of which are difficult to predict and many of which are beyond the company's control. These risks and uncertainties are further discussed in the company's reports filed with the Securities and Exchange Commission that are available through the EDGAR system without charge at its Web site, www.sec.gov and on the company's Web site, www.sempra.com.

Sempra Energy Trading, Sempra Energy Resources, Sempra Energy International, Sempra Energy Solutions and Sempra Energy Partners are not the same as the utilities, San Diego Gas & Electric and Southern California Gas Co.

SEMPRA ENERGY
Table A

STATEMENTS OF CONSOLIDATED INCOME (Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,

(Dollars in millions, except per share amounts)	2004	2003	2004	2003

Operating revenues
California utilities:
Natural gas	$ 947	$ 929	$ 2,280	$ 2,091
Electric	420	397	801	792
Other	629	514	1,275	880

Total operating revenues	1,996	1,840	4,356	3,763

Operating expenses
California utilities:
Cost of natural gas	482	480	1,306	1,157
Cost of electric fuel and purchased power	155	137	282	300
Other cost of sales	375	296	702	515
Other operating expenses	546	518	1,067	963
Depreciation and amortization	165	149	330	297
Franchise fees and other taxes	53	57	117	113

Total operating expenses	1,776	1,637	3,804	3,345

Operating income	220	203	552	418
Other income - net	13	9	18	4
Interest income	10	10	33	22
Interest expense	(80)	(71)	(160)	(145)
Preferred dividends / distributions by subsidiaries	(3)	(8)	(5)	(15)

Income from continuing operations before income taxes	160	143	438	284
Income tax expense	31	27	88	51

Income from continuing operations	129	116	350	233
Loss from discontinued operations, net of tax	(6)	-	(30)	-
Loss on disposal of discontinued operations, net of tax	(2)	-	(2)	-

Income before cumulative effect of change in accounting principle	121	116	318	233
Cumulative effect of change in accounting principle, net of tax	-	-	-	(29)

Net Income	$ 121	$ 116	$ 318	$ 204

Weighted-average number of shares outstanding (thousands):
Basic	230,432	207,626	229,245	207,013

Diluted	234,312	210,164	232,738	208,882

Income from continuing operations per share of common stock
Basic	$ 0.56	$ 0.56	$ 1.53	$ 1.13

Diluted	$ 0.55	$ 0.55	$ 1.51	$ 1.12

Income before cumulative effect of change in accounting
principle per share of common stock
Basic	$ 0.52	$ 0.56	$ 1.39	$ 1.13

Diluted	$ 0.52	$ 0.55	$ 1.37	$ 1.12

Net income per share of common stock
Basic	$ 0.52	$ 0.56	$ 1.39	$ 0.99

Diluted	$ 0.52	$ 0.55	$ 1.37	$ 0.98

Dividends declared per share of common stock	$ 0.25	$ 0.25	$ 0.50	$ 0.50

SEMPRA ENERGY
Table B

CONSOLIDATED BALANCE SHEETS (Unaudited)

	Balance at
	June 30,	December 31,
(Dollars in millions)	2004	2003

Assets
Current assets:
Cash and cash equivalents	$ 1,150	$ 432
Short-term investments	-	363
Accounts receivable	816	1,002
Due from affiliate	4	-
Deferred income taxes	84	66
Interest receivable	63	62
Trading assets	5,088	5,250
Regulatory assets arising from fixed-price contracts and other derivatives	152	144
Other regulatory assets	100	89
Inventories	107	147
Other	184	157

Current assets of continuing operations	7,748	7,712
Current assets of discontinued operations	119	220

Total current assets	7,867	7,932

Investments and other assets:
Due from affiliates	47	55
Regulatory assets arising from fixed-price contracts and other derivatives	569	650
Other regulatory assets	509	554
Nuclear decommissioning trusts	566	570
Investments	1,055	1,114
Sundry	752	706

Total investments and other assets	3,498	3,649

Property, plant and equipment - net	10,693	10,474

Total assets	$ 22,058	$ 22,055

Liabilities and Shareholders' Equity
Current liabilities:
Short-term debt	$ 68	$ 28
Accounts payable	841	841
Income taxes payable	267	261
Trading liabilities	4,157	4,457
Dividends and interest payable	134	136
Regulatory balancing accounts - net	520	424
Fixed-price contracts and other derivatives	160	148
Current portion of long-term debt	863	1,433
Other	623	704

Current liabilities of continuing operations	7,633	8,432
Current liabilities of discontinued operations	32	52

Total current liabilities	7,665	8,484

Long-term debt	4,419	3,841

Deferred credits and other liabilities:
Due to affiliates	362	362
Customer advances for construction	84	89
Postretirement benefits other than pensions	122	131
Deferred income taxes	239	202
Deferred investment tax credits	81	84
Regulatory liabilities arising from cost of removal obligations	2,297	2,238
Regulatory liabilities arising from asset retirement obligations	284	281
Other regulatory liabilities	104	108
Fixed-price contracts and other derivatives	571	680
Asset retirement obligations	318	313
Deferred credits and other	1,167	1,173

Total deferred credits and other liabilities	5,629	5,661

Preferred stock of subsidiaries	179	179

Shareholders' equity	4,166	3,890

Total liabilities and shareholders' equity	$ 22,058	$ 22,055

SEMPRA ENERGY
Table C

CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS (Unaudited)

	Six months ended
	June 30,

(Dollars in millions)	2004	2003

Cash Flows from Operating Activities:
Net income	$ 318	$ 204
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of tax	30	-
Loss on disposal of discontinued operations, net of tax	2	-
Cumulative effect of change in accounting principle	-	29
Depreciation and amortization	330	297
Deferred income taxes and investment tax credits	(12)	(110)
Other - net	33	39
Net changes in other working capital components	30	335
Changes in other assets	(57)	(48)
Changes in other liabilities	8	12

Net cash provided by continuing operations	682	758
Net cash used in discontinued operations	(30)	-

Net cash provided by operating activities	652	758

Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(498)	(441)
Net proceeds from sale of assets	363 (1)	-
Proceeds from disposal of discontinued operations	112	-
Investments and acquisitions of subsidiaries, net of cash acquired	(13)	(134)
Dividends received from affiliates	47	-
Affiliate loan	-	(64)
Other - net	1	(2)

Net cash provided by (used in) investing activities	12	(641)

Cash Flows from Financing Activities:
Common dividends paid	(115)	(104)
Issuances of common stock	92	50
Repurchases of common stock	(2)	(6)
Issuances of long-term debt	896	400
Payments on long-term debt	(877)	(339)
Increase (decrease) in short-term debt - net	63	(240)
Other - net	(3)	(8)

Net cash provided by (used in) financing activities	54	(247)

Increase (decrease) in cash and cash equivalents	718	(130)
Cash and cash equivalents, January 1	432	455

Cash and cash equivalents, June 30	$ 1,150	$ 325

(1)	Proceeds from the sale of U.S. Treasury obligations which previously securitized the Mesquite synthetic lease.

SEMPRA ENERGY
Table D

BUSINESS UNIT EARNINGS AND CAPITAL EXPENDITURES & INVESTMENTS (Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,

(Dollars in millions)	2004	2003	2004	2003

Net Income
California Utilities:
San Diego Gas & Electric	$ 30	$ 41	$ 80	$ 86
Southern California Gas	50	37	106	95

Total California Utilities	80	78	186	181

Global Enterprises:
Trading	40	35	99	45
Resources	22	5	59	15
International/ LNG	15	18	32	25
Solutions	3	8	(1)	8

Total Global Enterprises	80	66	189	93

Financial	6	8	16	19

Parent & Other	(37)	(36)	(41)	(60)

Continuing Operations	129	116	350	233

Discontinued Operations (1)	(8)	-	(32)	-

Cumulative Effect of Change in Accounting Principle	-	-	-	(29)	(2)

Consolidated Net Income	$ 121	$ 116	$ 318	$ 204

(1)	Reflects Atlantic Electric & Gas and includes ($2) related to the disposal.
(2)	The effects to Trading and Solutions were ($28) and ($1), respectively.

	Three months ended		Six months ended
	June 30,		June 30,

(Dollars in millions)	2004	2003	2004	2003

Capital Expenditures and Investments
California Utilities:
San Diego Gas & Electric	$ 112	$ 94	$ 181	$ 183
Southern California Gas	82	77	144	135

Total California Utilities	194	171	325	318

Global Enterprises:
Resources	34	87	49	171
Trading	36	5	82	12
International/LNG	11	29	38	55

Total Global Enterprises	81	121	169	238

Parent & Other	10	10	17	19

Consolidated Capital Expenditures and Investments	$ 285	$ 302	$ 511	$ 575

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS (Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,

CALIFORNIA UTILITIES	2004	2003	2004	2003

Revenues (Dollars in millions)
SDG&E (excludes intercompany sales)	$ 529	$ 514	$ 1,104	$ 1,073
SoCalGas (excludes intercompany sales)	$ 838	$ 812	$ 1,977	$ 1,810

Gas Sales (Bcf)	81	89	221	214
Transportation and Exchange (Bcf)	128	113	249	247

Total Deliveries (Bcf)	209	202	470	461

Total Gas Customers (Thousands)			6,251	6,166

Electric Sales (Millions of kWhs)	3,747	3,454	7,559	7,063
Direct Access (Millions of kWhs)	929	759	1,658	1,565

Total Deliveries (Millions of kWhs)	4,676	4,213	9,217	8,628

Total Electric Customers (Thousands)			1,306	1,289

RESOURCES

Power Sold (Millions of kWhs)	3,884	2,050	8,361	3,453

SOLUTIONS

Revenues (Dollars in millions)	$ 43	$ 55	$ 73	$ 97

INTERNATIONAL
(Represents 100% of these subsidiaries, although only the Mexican subsidiaries are 100% owned by Sempra Energy).

Natural Gas Sales (Bcf)
Argentina	62	57	113	96
Mexico	10	10	20	19
Chile	-	-	1	1
Natural Gas Customers (Thousands)
Argentina			1,429	1,379
Mexico			103	84
Chile			37	36
Electric Sales (Millions of kWhs)
Peru	1,016	1,003	2,023	2,013
Chile	502	464	1,010	934
Electric Customers (Thousands)
Peru			740	724
Chile			502	489

SEMPRA ENERGY
Table E (Continued)

TRADING

	Three months ended		Six months ended
	June 30,		June 30,

Trading Margin (Dollars in millions)	2004	2003	2004		2003

Geographical:
North America	$ 128	$ 89	$ 241		$ 151
Europe/Asia	36	51	120		73

Total	$ 164	$ 140	$ 361		$ 224

Product Line:
Gas	$ 50	$ 62	$ 91		$ 92
Power	(9)	14	29		12
Oil - Crude & Products	48	18	89		50
Metals	50	19	108		26
Other	25	27	44		44

Total	$ 164	$ 140	$ 361		$ 224

Physical Statistics

Natural Gas (BCF/Day)	12.7	13.2	13.2		13.4
Electric (Billions of kWhs)	75.2	65.3	168.1		131.4
Oil & Liquid Products (Millions Bbls/Day)	1.7	1.9	1.9		1.7

	Fair
	Market Value
	June 30,	Scheduled Maturity (in months)

Net Unrealized Revenue (Dollars in millions)	2004	0 - 12	13 - 24	25 - 36	> 36

Sources of Over-the-Counter (OTC) Fair Value:
Prices actively quoted	$ 409	$ 361	$ 15	$ (1)	$ 34
Prices provided by other external sources	6	(8)	-	-	14
Prices based on models and other valuation methods	-	(14)	4	-	10

Total OTC Fair Value (1)	415	339	19	(1)	58

Maturity of OTC Fair Value

Percentage	100.0%	81.6%	4.6%	-0.2%	14.0%
Cumulative Percentages		81.6%	86.2%	86.0%	100.0%

Exchange Contracts (2)	186	$ 201	$ (14)	$ 10	$ (11)

Total Net Unrealized Revenue	$ 601

(1) The present value of unrealized revenue to be received or (paid) from outstanding OTC contracts
(2) Cash received associated with open Exchange Contracts

	June 30,	March 31,	December 31,	September 30,	June 30,
Credit Quality of Unrealized Trading Assets (net of margin)	2004	2004	2003	2003	2003

Commodity Exchanges	8%	6%	8%	8%	6%
Investment Grade	71%	63%	70%	66%	71%
Below Investment Grade	21%	31%	22%	26%	23%

	Three months ended			Six months ended
	June 30,			June 30,

Risk Adjusted Performance Indicators	2004	2003		2004	2003

VaR at 95% (Dollars in millions) (1)	$ 6.4	$ 5.6		$ 6.1	$ 7.8
VaR at 99% (Dollars in millions) (2)	$ 9.0	$ 7.9		$ 8.5	$ 11.0
Risk Adjusted Return on Capital (RAROC) (3)	33%	38%		37%	22%

(1) Average Daily Value-at-Risk for the period using a 95% confidence level
(2) Average Daily Value-at-Risk for the period using a 99% confidence level
(3) Average Daily Trading Margin/Average Daily VaR at 95% confidence level